Exhibit 99.2

Contact:	FOR RELEASE:
Tyler H. Rose	July 24, 2019
Executive Vice President
and Chief Financial Officer
(310) 481-8484 or
Michelle Ngo
Senior Vice President
and Treasurer
(310) 481-8581

KILROY REALTY CORPORATION REPORTS
SECOND QUARTER FINANCIAL RESULTS
---------------

LOS ANGELES, July 24, 2019 - Kilroy Realty Corporation (NYSE: KRC) today reported financial results for its second quarter ended June 30, 2019.

Second Quarter Highlights
Financial Results

•	Net income available to common stockholders per share of $0.41

•	Funds from operations available to common stockholders and unitholders (“FFO”) per share of $0.95

•	Revenues of $200.5 million

•	Increased the regular quarterly cash dividend to common stockholders by 6.6% to $0.485 per share; an annualized rate of $1.94 per share

Stabilized Portfolio

•	Stabilized portfolio was 93.8% occupied and 97.2% leased at June 30, 2019

•	Signed approximately 898,000 square feet of new or renewing leases; increasing the year to date total to 1.1 million square feet

Dispositions

•	In May, completed the sale of an 84,000 square foot operating property in the 101 Corridor submarket of Los Angeles for gross proceeds of $18.3 million

Development

•
In May and June, completed construction and commenced GAAP revenue on the first phase of The Exchange on 16th, which represents approximately 52% of the 750,000 square foot development project located in San Francisco’s Mission Bay district. The office component is 100% leased to Dropbox

•
In June, added 100 Hooper, an approximately 394,000 square foot development project located in San Francisco’s SOMA district, to the stabilized office portfolio. The office component is 100% leased and occupied by Adobe and the remaining 82,000 square feet of PDR space is approximately 86% leased and 20% occupied

•	In June, executed a long-term lease with a Fortune 50 publicly-traded company for 100% of 333 Dexter, a 635,000 square foot development project located in the South Lake Union submarket of Seattle

Recent Developments

•
In July, fully and physically settled 5,000,000 shares of the Company’s common stock in connection with the August 2018 forward transaction for net proceeds of approximately $354.3 million, which was used to pay down the unsecured revolving credit facility. As of the date of this release, $60.0 million was outstanding on this facility

Results for the Quarter Ended June 30, 2019
For the second quarter ended June 30, 2019, KRC reported net income available to common stockholders of $42.2 million, or $0.41 per share compared to $27.5 million, or $0.27 per share, in the second quarter of 2018. FFO in the second quarter of 2019 was $99.9 million, or $0.95 per share compared to $88.6 million, or $0.86 per share, in the year-earlier quarter, which included a net $0.05 per share charge for bad debts.

All per share amounts in this report are presented on a diluted basis.

Net Income Available to Common Stockholders / FFO Guidance and Outlook
The company has updated its guidance range of NAREIT-defined FFO per diluted share for its fiscal year 2019 to $3.67 to $3.78 per share, with a midpoint of $3.73 per share, reflecting management’s views on current and future market conditions, including assumptions with respect to rental rates, occupancy levels, and the earnings impact of events referenced in this press release.

	Full Year 2019 Range
	Low End	High End
Net income available to common stockholders per share - diluted	$1.52	$1.63

Weighted average common shares outstanding - diluted (1)	105,500	105,500

Net income available to common stockholders	$160,000	$172,000
Adjustments:
Net income attributable to noncontrolling common units of the Operating Partnership	3,300	3,500
Net income attributable to noncontrolling interests in consolidated property partnerships	17,000	20,000
Depreciation and amortization of real estate assets	248,000	248,000
Gains on sales of depreciable real estate	(7,169)	(7,169)
Funds From Operations attributable to noncontrolling interests in consolidated property partnerships	(26,500)	(29,500)
Funds From Operations (2)	$394,631	$406,831

Weighted average common shares/units outstanding – diluted (3)	107,500	107,500

Funds From Operations per common share/unit – diluted (2)(3)	$3.67	$3.78

Key 2019 assumptions include:

•	Dispositions of approximately $150.0 million

•	Flat same store cash net operating income

•	Year-end occupancy of 94.0% to 95.0%

•	Total remaining development spending of approximately $250.0 million to $300.0 million
 ________________________

(1)	Calculated based on estimated weighted average shares outstanding including non-participating share-based awards.

(2)	See management statement for FFO at end of release.

(3)
Calculated based on weighted average shares outstanding including participating and non-participating share-based awards, dilutive impact of stock options, contingently issuable shares, and shares issuable under forward equity sale agreements and assuming the exchange of all common limited partnership units outstanding. Reported amounts are attributable to common stockholders, common unitholders and restricted stock unitholders.

The company’s guidance estimates for the full year 2019, and the reconciliation of net income available to common stockholders per share - diluted and FFO per share and unit - diluted included within this press release, reflect management’s views on current and future market conditions, including assumptions with respect to rental rates, occupancy levels, and the earnings impact of the events referenced in this press release. Although these guidance estimates reflect the impact on the company’s operating results of an assumed range of future disposition activity, these guidance estimates do not include any estimates of possible future gains or losses from possible future dispositions because the magnitude of gains or losses on sales of depreciable operating properties, if any, will depend on the sales price and depreciated cost basis of the disposed assets at the time of disposition, information that is not known at the time the company provides guidance, and the timing of any gain recognition will depend on the closing of the dispositions, information that is also not known at the time the company provides guidance and may occur after the relevant guidance period. We caution you not to place undue reliance on our assumed range of future disposition activity because any potential future disposition transactions will ultimately depend on the market conditions and other factors, including but not limited to the company’s capital needs, the particular assets being sold and the company’s ability to defer some or all of the taxable gain on the sales. These guidance estimates also do not include the impact on operating results from potential future acquisitions, possible capital markets activity, possible future impairment charges or any events outside of the company’s control. There can be no assurance that the company’s actual results will not differ materially from these estimates.

Conference Call and Audio Webcast
KRC management will discuss updated earnings guidance for fiscal year 2019 during the company’s July 25, 2019 earnings conference call. The call will begin at 10:00 a.m. Pacific Time and last approximately one hour. Those interested in listening via the Internet can access the conference call at https://services.choruscall.com/links/krc190725.html. It may be necessary to download audio software to hear the conference call. Those interested in listening via telephone can access the conference call at (866) 312-7299. International callers should dial (412) 317-1070. In order to bypass speaking to the operator on the day of the call, please pre-register anytime at http://dpregister.com/10126357. A replay of the conference call will be available via telephone on July 25, 2019 through August 1, 2019 by dialing (877) 344-7529 and entering passcode 10126357. International callers should dial (412) 317-0088 and enter the same passcode. The replay will also be available on our website at http://investors.kilroyrealty.com/CustomPage/Index?KeyGenPage=1073743647.

About Kilroy Realty Corporation
Kilroy Realty Corporation (KRC), a publicly traded real estate investment trust and member of the S&P MidCap 400 Index, is one of the West Coast’s premier landlords.  The company has over 70 years of experience developing, acquiring and managing office and mixed-use real estate assets. The company provides physical work environments that foster creativity and productivity and serves a broad roster of dynamic, innovation-driven tenants, including technology, entertainment, digital media and health care companies.

At June 30, 2019, the company’s stabilized portfolio totaled approximately 13.5 million square feet of office space located in the coastal regions of Los Angeles, Orange County, San Diego, the San Francisco Bay Area and Greater Seattle and 200 residential units located in the Hollywood submarket of Los Angeles. The stabilized portfolio was 93.8% occupied and 97.2% leased. In addition, KRC had five projects under construction totaling approximately 2.1 million square feet of office space that were 55% leased and 801 residential units. KRC also had two projects in the tenant improvement phase, The Exchange on 16th, totaling approximately 750,000 square feet, with the office space fully leased to Dropbox, and 96,000 square feet of retail at One Paseo, which was 94% leased.

The company’s commitment and leadership position in sustainability has been recognized by various industry groups across the world.  In September 2018, the company was recognized by GRESB both as North American leader across all asset classes and a global leader among all publicly traded real estate companies. Other sustainability accolades include NAREIT’s Leader in the Light award for the past five years, the EPA’s highest honor of Sustained Excellence and winner of ENERGY STAR Partner of the Year for the past six years. The company is listed in the Dow Jones Sustainability World Index.  At the end of the second quarter, the company’s stabilized portfolio was 59% LEED certified and 75% of eligible properties were ENERGY STAR certified. More information is available at http://www.kilroyrealty.com.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are based on our current expectations, beliefs and assumptions, and are not guarantees of future performance. Forward-looking statements are inherently subject to uncertainties, risks, changes in circumstances, trends and factors that are difficult to predict, many of which are outside of our control. Accordingly, actual performance, results and events may vary materially from those indicated or implied in the forward-looking statements, and you should not rely on the forward-looking statements as predictions of future performance, results or events. Numerous factors could cause actual future performance, results and events to differ materially from those indicated in the forward-looking statements, including, among others: global market and general economic conditions and their effect on our liquidity and financial conditions and those of our tenants; adverse economic or real estate conditions generally, and specifically, in the States of California and Washington; risks associated with our investment in real estate assets, which are illiquid, and with trends in the real estate industry; defaults on or non-renewal of leases by tenants; any significant downturn in tenants’ businesses; our ability to re-lease property at or above current market rates; costs to comply with government regulations, including environmental remediation; the availability of cash for distribution and debt service and exposure to risk of default under debt obligations; increases in interest rates and our ability to manage interest rate exposure; the availability of financing on attractive terms or at all, which may adversely impact our future interest expense and our ability to pursue development, redevelopment and acquisition opportunities and refinance existing debt; a decline in real estate asset valuations, which may limit our ability to dispose of assets at attractive prices or obtain or maintain debt financing, and which may result in write-offs or impairment charges; significant competition, which may decrease the occupancy and rental rates of properties; potential losses that may not be covered by insurance; the ability to successfully complete acquisitions and dispositions on announced terms; the ability to successfully operate acquired, developed and redeveloped properties; the ability to successfully complete development and redevelopment projects on schedule and within budgeted amounts; delays or refusals in obtaining all necessary zoning, land use and other required entitlements, governmental permits and authorizations for our development and redevelopment properties; increases in anticipated capital expenditures, tenant improvement and/or leasing costs; defaults on leases for land on which some of our properties are located; adverse changes to, or enactment or implementations of, tax laws or other applicable laws, regulations or legislation, as well as business and consumer reactions to such changes; risks associated with joint venture investments, including our lack of sole decision-making authority, our reliance on co-venturers’ financial condition and disputes between us and our co-venturers; environmental uncertainties and risks related to natural disasters; and our ability to maintain our status as a REIT. These factors are not exhaustive and additional factors could adversely affect our business and financial performance. For a discussion of additional factors that could materially adversely affect our business and financial performance, see the factors included under the caption “Risk Factors” in our annual report on Form 10-K for the year ended December 31, 2018 and our other filings with the Securities and Exchange Commission.

All forward-looking statements are based on currently available information and speak only as of the dates on which they are made. We assume no obligation to update any forward-looking statement made in this press release that becomes untrue because of subsequent events, new information or otherwise, except to the extent we are required to do so in connection with our ongoing requirements under federal securities laws.

KILROY REALTY CORPORATION
SUMMARY OF QUARTERLY RESULTS
(unaudited, in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Revenues (1)	$200,492	$187,072	$401,694	$369,894

Net income available to common stockholders (1)	$42,194	$27,549	$79,097	$63,795

Weighted average common shares outstanding – basic	100,972	99,692	100,937	99,221
Weighted average common shares outstanding – diluted	101,810	100,151	101,619	99,688

Net income available to common stockholders per share – basic (1)	$0.41	$0.27	$0.77	$0.63
Net income available to common stockholders per share – diluted (1)	$0.41	$0.27	$0.77	$0.63

Funds From Operations (1)(2)(3)	$99,905	$88,629	$199,717	$184,914

Weighted average common shares/units outstanding – basic (4)	104,115	102,879	104,088	102,457
Weighted average common shares/units outstanding – diluted (5)	104,952	103,338	104,770	102,924

Funds From Operations per common share/unit – basic (1)(3)	$0.96	$0.86	$1.92	$1.80
Funds From Operations per common share/unit – diluted (1)(3)	$0.95	$0.86	$1.91	$1.80

Common shares outstanding at end of period			100,972	100,560
Common partnership units outstanding at end of period			2,023	2,071
Total common shares and units outstanding at end of period			102,995	102,631

			June 30, 2019	June 30, 2018
Stabilized office portfolio occupancy rates: (6)
Greater Los Angeles			94.8%	94.3%
Orange County			66.4%	89.6%
San Diego County			90.2%	98.5%
San Francisco Bay Area			94.5%	93.8%
Greater Seattle			97.6%	90.4%
Weighted average total			93.8%	94.0%

Total square feet of stabilized office properties owned at end of period: (6)
Greater Los Angeles			3,872	4,182
Orange County			272	272
San Diego County			2,046	2,045
San Francisco Bay Area			5,555	5,317
Greater Seattle			1,802	2,066
Total			13,547	13,882
________________________

(1)
Effective January 1, 2019, the company adopted ASC 842 “Leases.” Please refer to our consolidated statements of operations for a description of the changes made to our consolidated financial statements. In accordance with the adoption of the new standard, previously reported periods are not restated for the impact of the standard.

(2)
Reconciliation of Net income available to common stockholders to Funds From Operations available to common stockholders and unitholders and management statement on Funds From Operations are included after the Consolidated Statements of Operations.

(3)	Reported amounts are attributable to common stockholders, common unitholders, and restricted stock unitholders.

(4)
Calculated based on weighted average shares outstanding including participating share-based awards (i.e. nonvested stock and certain time based restricted stock units) and assuming the exchange of all common limited partnership units outstanding.

(5)
Calculated based on weighted average shares outstanding including participating and non-participating share-based awards, dilutive impact of stock options, contingently issuable shares, and shares issuable under forward equity sale agreements and assuming the exchange of all common limited partnership units outstanding.

(6)
Occupancy percentages and total square feet reported are based on the company’s stabilized office portfolio for the periods presented. Occupancy percentages and total square feet shown for June 30, 2018 include the office properties that were sold subsequent to June 30, 2018.

KILROY REALTY CORPORATION
CONSOLIDATED BALANCE SHEETS
(unaudited, in thousands)

	June 30, 2019	December 31, 2018
ASSETS
REAL ESTATE ASSETS:
Land and improvements	$1,284,582	$1,160,138
Buildings and improvements	5,712,448	5,207,984
Undeveloped land and construction in progress	1,827,528	2,058,510
Total real estate assets held for investment	8,824,558	8,426,632
Accumulated depreciation and amortization	(1,480,766)	(1,391,368)
Total real estate assets held for investment, net	7,343,792	7,035,264

Cash and cash equivalents	52,415	51,604
Restricted cash	6,300	119,430
Marketable securities	25,203	21,779
Current receivables, net	27,563	20,176
Deferred rent receivables, net	297,358	267,007
Deferred leasing costs and acquisition-related intangible assets, net	203,451	197,574
Right of use ground lease assets (1)	82,647	—
Prepaid expenses and other assets, net	55,992	52,873
TOTAL ASSETS	$8,094,721	$7,765,707

LIABILITIES AND EQUITY
LIABILITIES:
Secured debt, net	$259,455	$335,531
Unsecured debt, net	2,553,651	2,552,070
Unsecured line of credit	375,000	45,000
Accounts payable, accrued expenses and other liabilities	385,567	374,415
Ground lease liabilities (1)	87,082	—
Accrued dividends and distributions	50,800	47,559
Deferred revenue and acquisition-related intangible liabilities, net	136,266	149,646
Rents received in advance and tenant security deposits	59,997	60,225
Total liabilities	3,907,818	3,564,446

EQUITY:
Stockholders’ Equity
Common stock	1,010	1,007
Additional paid-in capital	3,984,867	3,976,953
Distributions in excess of earnings	(70,345)	(48,053)
Total stockholders’ equity	3,915,532	3,929,907
Noncontrolling Interests
Common units of the Operating Partnership	78,463	78,991
Noncontrolling interests in consolidated property partnerships	192,908	192,363
Total noncontrolling interests	271,371	271,354
Total equity	4,186,903	4,201,261
TOTAL LIABILITIES AND EQUITY	$8,094,721	$7,765,707
________________________

(1)
Effective January 1, 2019, the company adopted ASC 842 “Leases,” which requires right of use assets and liabilities for leases in which the company is the lessee to be presented on the company’s consolidated balance sheets.

KILROY REALTY CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited, in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
REVENUES (1)
Rental income	$197,629	$164,515	$397,011	$327,386
Tenant reimbursements	—	19,567	—	38,717
Other property income	2,863	2,990	4,683	3,791
Total revenues	200,492	187,072	401,694	369,894

EXPENSES
Property expenses (1)	38,536	32,567	76,685	64,238
Real estate taxes (1)	17,926	17,813	36,565	34,959
Provision for bad debts (1)	—	5,641	—	5,376
Ground leases (1)	2,114	1,586	4,086	3,147
General and administrative expenses	19,857	21,763	43,198	37,322
Leasing costs (1)	2,650	—	4,407	—
Depreciation and amortization	68,252	64,006	134,387	126,721
Total expenses	149,335	143,376	299,328	271,763

OTHER (EXPENSES) INCOME
Interest income and other net investment gain	616	771	2,444	805
Interest expense	(11,727)	(12,712)	(22,970)	(26,210)
Gains on sales of depreciable operating properties	7,169	—	7,169	—
Total other (expenses) income	(3,942)	(11,941)	(13,357)	(25,405)

NET INCOME	47,215	31,755	89,009	72,726

Net income attributable to noncontrolling common units of the Operating Partnership	(871)	(566)	(1,571)	(1,317)
Net income attributable to noncontrolling interests in consolidated property partnerships	(4,150)	(3,640)	(8,341)	(7,614)
Total income attributable to noncontrolling interests	(5,021)	(4,206)	(9,912)	(8,931)

NET INCOME AVAILABLE TO COMMON STOCKHOLDERS	$42,194	$27,549	$79,097	$63,795

Weighted average common shares outstanding – basic	100,972	99,692	100,937	99,221
Weighted average common shares outstanding – diluted	101,810	100,151	101,619	99,688

Net income available to common stockholders per share – basic	$0.41	$0.27	$0.77	$0.63
Net income available to common stockholders per share – diluted	$0.41	$0.27	$0.77	$0.63
________________________

(1)
Effective January 1, 2019, the company adopted ASC 842 “Leases,” which required the following changes for all periods beginning and subsequent to January 1, 2019. In accordance with the adoption of the new standard under the modified retrospective method, previously reported periods are not restated for the impact of the standard.

- All lease related revenue required to be reported as a single component within rental income. For the three months ended June 30, 2019, rental income includes $24.5 million of tenant reimbursements and $3.6 million of lease termination fees. For the six months ended June 30, 2019, rental income includes $52.0 million of tenant reimbursements and $6.9 million of lease termination fees.
- Rental income to be presented net of provision for bad debts. For the three and six months ended June 30, 2019, rental income includes a provision for bad debts of $0.2 million and a recovery of provision for bad debts of $3.3 million, respectively.
- All property expenses paid directly by the company and reimbursed by the tenant to be presented on a gross basis. For the three and six months ended June 30, 2019, rental income and property expenses both include $3.1 million and $6.1 million, respectively, of additional tenant reimbursements and the related property expenses, which were previously shown net in property expenses in prior periods. This change has no impact to net income, Net Operating Income or Funds From Operations.
- Non-tenant parking income to be presented in other property income instead of rental income since recognized under ASC 606 “Revenue from Contracts with Customers” and outside the scope of ASC 842 “Leases.”
- Real estate taxes for properties where the company is a lessee under ground leases to be presented in ground leases instead of real estate taxes. For the three and six months ended June 30, 2019, ground leases includes $0.5 million and $0.9 million, respectively, of property taxes for properties where the Company is a lessee.
- Indirect leasing costs to be expensed as incurred and reported in leasing costs.

KILROY REALTY CORPORATION
FUNDS FROM OPERATIONS
(unaudited, in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Net income available to common stockholders	$42,194	$27,549	$79,097	$63,795
Adjustments:
Net income attributable to noncontrolling common units of the Operating Partnership	871	566	1,571	1,317
Net income attributable to noncontrolling interests in consolidated property partnerships	4,150	3,640	8,341	7,614
Depreciation and amortization of real estate assets	67,011	62,956	131,982	124,633
Gains on sales of depreciable real estate	(7,169)	—	(7,169)	—
Funds From Operations attributable to noncontrolling interests in consolidated property partnerships	(7,152)	(6,082)	(14,105)	(12,445)
Funds From Operations(1)(2)(3)	$99,905	$88,629	$199,717	$184,914

Weighted average common shares/units outstanding – basic (4)	104,115	102,879	104,088	102,457
Weighted average common shares/units outstanding – diluted (5)	104,952	103,338	104,770	102,924

Funds From Operations per common share/unit – basic (2)	$0.96	$0.86	$1.92	$1.80
Funds From Operations per common share/unit – diluted (2)	$0.95	$0.86	$1.91	$1.80
 ________________________

(1)
We calculate Funds From Operations available to common stockholders and common unitholders (“FFO”) in accordance with the 2018 Restated White Paper on FFO approved by the Board of Governors of NAREIT. The White Paper defines FFO as net income or loss calculated in accordance with GAAP, excluding extraordinary items, as defined by GAAP, gains and losses from sales of depreciable real estate and impairment write-downs associated with depreciable real estate, plus real estate-related depreciation and amortization (excluding amortization of deferred financing costs and depreciation of non-real estate assets) and after adjustment for unconsolidated partnerships and joint ventures. Our calculation of FFO includes the amortization of deferred revenue related to tenant-funded tenant improvements and excludes the depreciation of the related tenant improvement assets. We also add back net income attributable to noncontrolling common units of the Operating Partnership because we report FFO attributable to common stockholders and common unitholders.

We believe that FFO is a useful supplemental measure of our operating performance. The exclusion from FFO of gains and losses from the sale of operating real estate assets allows investors and analysts to readily identify the operating results of the assets that form the core of our activity and assists in comparing those operating results between periods. Also, because FFO is generally recognized as the industry standard for reporting the operations of REITs, it facilitates comparisons of operating performance to other REITs. However, other REITs may use different methodologies to calculate FFO, and accordingly, our FFO may not be comparable to all other REITs.

Implicit in historical cost accounting for real estate assets in accordance with GAAP is the assumption that the value of real estate assets diminishes predictably over time. Since real estate values have historically risen or fallen with market conditions, many industry investors and analysts have considered presentations of operating results for real estate companies using historical cost accounting alone to be insufficient. Because FFO excludes depreciation and amortization of real estate assets, we believe that FFO along with the required GAAP presentations provides a more complete measurement of our performance relative to our competitors and a more appropriate basis on which to make decisions involving operating, financing and investing activities than the required GAAP presentations alone would provide.

However, FFO should not be viewed as an alternative measure of our operating performance because it does not reflect either depreciation and amortization costs or the level of capital expenditures and leasing costs necessary to maintain the operating performance of our properties, which are significant economic costs and could materially impact our results from operations.

(2)	Reported amounts are attributable to common stockholders, common unitholders, and restricted stock unitholders.

(3)
FFO available to common stockholders and unitholders includes amortization of deferred revenue related to tenant-funded tenant improvements of $4.4 million and $4.6 million for the three months ended June 30, 2019 and 2018, respectively, and $8.2 million and $8.9 million for the six months ended June 30, 2019 and 2018, respectively.

(4)
Calculated based on weighted average shares outstanding including participating share-based awards (i.e. nonvested stock and certain time based restricted stock units) and assuming the exchange of all common limited partnership units outstanding.

(5)
Calculated based on weighted average shares outstanding including participating and non-participating share-based awards, dilutive impact of stock options, contingently issuable shares, and shares issuable under forward equity sale agreements and assuming the exchange of all common limited partnership units outstanding.